Exhibit 10.1

CONFIDENTIAL
GS SV LICENCE ROW

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

LICENCE AGREEMENT

between

LONZA SALES AG

and

ACUMEN PHARMACEUTICALS, INC.

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INDEX

ARTICLE     TITLE    PAGE

APPENDIX

1    Vectors
2    [***]
3    Activities performed on Product prior to Effective Date
4    Licensee Approved Affiliates

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THIS AGREEMENT is made the day of 2022

BETWEEN

LONZA SALES AG incorporated and registered in Switzerland whose registered office is at Muenchensteinerstrasse 38, CH-4002, Basel, Switzerland (hereinafter referred to as "Lonza"),

and

ACUMEN PHARMACEUTICALS, INC. incorporated and registered in USA whose registered office is at 427 Park Street, Charlottesville, VA, 22902, United States (hereinafter referred to as "Licensee")

The Licensee and Lonza shall jointly be referred to as the “Parties” and individually as the “Party”.

WHEREAS

A    Lonza is the proprietor of the System and the and has the right to grant certain Intellectual Property Rights in relation thereto (all as defined below);

B.    The Licensee previously entered into an agreement with [***]; and

C.    The Licensee now wishes to take a licence under Intellectual Property Rights of which Lonza is the proprietor in order to use the System (including the Transfected Cell Line) to commercially exploit the Product on the terms set out in this Agreement.

NOW THEREFORE the Parties hereby agree as follows:

1.Definitions and Interpretation

1.1    In this Agreement the following words and phrases shall have the following meanings:

1.1.1    “Affiliate” means any company, corporation, limited liability company, partnership or other entity which directly or indirectly controls, is controlled by or is under common control, directly or indirectly, with the relevant Party to this Agreement. "Control" means the ownership of more than fifty percent (50%) of the issued share capital of the entity in question or the legal power to direct or cause the direction of the general management and policies of the entity in question. Such entity shall be deemed an Affiliate only so long as it satisfies the foregoing definition.

1.1.2    “Approved Territory” means [***].

1.1.3    “Cell Line(s)" means Lonza’s CHOK1SV®1 cell line.

1.1.4    “Confidential Information” means any Know-How and confidential information (in any format and on any media) disclosed by or on behalf of one Party to the other in connection with this Agreement including for the avoidance of doubt the terms of this Agreement itself. In the case of Lonza, Confidential Information shall mean all non-public information relating to the
1All trade marks (®) are registered in CH, EU or USA

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System and any other materials, specifications or information which is provided and/or disclosed by Lonza or its Representatives, to the Licensee and its Representatives, whether directly or indirectly, including, without limitation, all agreements, research databases, trade secrets, Intellectual Property Rights, business and/ or commercial and/ or financial data, specifications, technical designs, documents and drawings which are related to the System, and/or Lonza’s business. In the case of Licensee, Confidential Information shall mean (to the extent applicable) information of a confidential nature disclosed by Licensee to Lonza under this Agreement relating to the Product , including: (i) confidential financial information, business plans, projections or strategies in relation to the Product, ; (ii) Licensee’s research, development or other investigative activities in connection with Product; (iii) Licensee’s regulatory and quality control practices, procedures or policies and/or (iv) Licensee’s non-public relationships with customers and/or suppliers; in each case to the extent such information is identified as being confidential by the Licensee at the time of disclosure to Lonza under this Agreement.

1.1.5    “Effective Date” means the date first above written.

1.1.6    “First Commercial Sale” means the date of the first sale or other disposal of Product for consideration by or on behalf of Licensee in that particular country following regulatory approval in such country.

1.1.7    “Initiation” means, with respect to any clinical trial, the first date that a human subject is dosed in such clinical trial.

1.1.8    “Intellectual Property Rights” means all rights, title and interests, vested and/or arising out of any industrial or intellectual property, whether protected at common law or under statute, which includes (without limitation) any rights and interests in patents, copyrights, designs, trademarks, service marks, trade-names, technology, business names, logos, commercial symbols, processes, developments, licenses, trade secrets, goodwill, drawings, computer software, formulae, technical information, research data, procedures, designs, Confidential Information and any other knowledge of any nature whatsoever throughout the world whether in existence today or which will come into existence in the future, and including all applications for patents, copyrights, trademarks, trade names, rights to apply and any amendments/modifications or renewals thereto; and all other intellectual property rights.

1.1.9    “Know-How” means any technical and other information, whether patented or unpatented, including, but without prejudice to the generality of the foregoing, ideas, concepts, trade secrets, know-how, inventions, discoveries, data, formulae, specifications, instructions, skills, techniques, processes, procedures for experiments and tests and other protocols, results of experimentation and testing, fermentation and purification techniques and assay protocols, assays, materials (including biological, pharmacological, toxicological, pharmaceutical and chemical), data and information (including analytical, pre-clinical, clinical, safety, manufacturing and quality control), and study designs and protocols, in all cases whether or not now known or hereinafter developed.

1.1.10 “Licensed Know-How” means the System Know-How.

1.1.11    “Net Sale(s)” means all revenues recorded by or on behalf of Licensee or its Sublicensees for Product sold in the Territory. The permitted deductions booked on an accrual basis by Licensee and its Sublicensees under their

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respective accounting standards to calculate the recorded net sales from gross sales are as follows:

(a)    [***]

(b)    [***]

(c)    [***].

Such permitted deductions shall not include, without limitation, [***]

    Subject to the qualification stated below, [***]

    Notwithstanding anything contained in this Agreement to the contrary, [***] shall not be included in this provision.

    If the Product is sold as a combined product that consists of Product together with another therapeutically active ingredient or product (a “Combination”), the Net Sales will be calculated by multiplying the Net Sales of the Combination (as defined using the Net Sales definition above) by the fraction, A/(A+B) where A is the weighted (by sales volume) average sale price of the Product in the relevant country, and B is the weighted average sale price (by sales volume) in that country of the product(s) containing the other component(s) in finished form. Regarding prices comprised in the weighted average price when sold separately referred to above, if these are available for different dosages from the dosages of Product and other components that are included in the Combination, then the Parties shall mutually agree on the appropriate proportional adjustment to such prices in calculating the royalty-bearing Net Sales of the Combination. If the weighted average sale price cannot be determined for the Product or other component(s), the calculation of Net Sales for a Combination will be mutually agreed upon by the Parties based on the relative value contributed by each component, such agreement to be negotiated in good faith without unreasonable delay. For the avoidance of doubt, in no event will a bioconjugate be deemed to be a Combination for the purposes of this Agreement.

1.1.12 [***].

1.1.13    “Product” means ACU193 (previously known as M0011538 under the Merck Agreement) of which Licensee is the proprietor and which (or a component of which) is obtained by the expression of any one gene or of any combination of genes by use of the System, or any formulation containing the same.

1.1.14 “Representatives” shall mean a Party’s Affiliates or its or their directors, officers, employees, agents and advisors, finance-providers, and/or consultants.

1.1.15    “Royalty Term” shall have the meaning ascribed to it in Clause 5.2.

1.1.16    “Strategic Partner” means a person or entity: (i) [***]; and (ii) [***]. In no event may any entity whose role in the relationship is [***].

1.1.17    “Sublicensee” means any Strategic Partner or other Third Party to which Licensee grants a sublicence of the rights granted to Licensee pursuant to this Agreement.

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1.1.18    “System” means Lonza’s [***] system known as the [***] consisting of the System Materials, and the System Know-How (whether used individually or in combination with each other) and including any part of such system that is embodied within or otherwise used to create the Transfected Cell Line(s). For the avoidance of doubt, any gene proprietary to Licensee inserted into the System for the purposes of producing Product does not form part of the System.

1.1.19    “System Know-How” means Know-How relating directly or indirectly to the System known to Lonza from time to time, of which Lonza is the proprietor (including, without limitation: (i) manuals of operating procedures for the System; (ii) regulatory information supplied in connection with the System; (iii) vector nucleotide sequences; (iv) Know-How concerning the composition of the System; and (v) any such Know-How that is otherwise embodied within one or more component(s) of the System).

1.1.20    “System Materials” means the Cell Lines and Vectors.

1.1.21“Territory” means worldwide.
1.1.22“Third Party” means any individual or entity other than Lonza or Licensee.

1.1.23“Transfected Cell Lines” means the Cell Line(s) transfected by or on behalf of Licensee and which expresses Product.

1.1.24    “Vectors” means Lonza’s [***] vectors set out in Appendix 1.

1.2    The headings of this Agreement are inserted only for convenience and shall not affect the construction hereof.

1.3    Where appropriate words denoting a singular number only shall include the plural and vice versa.

1.4    References to the recitals, clauses and appendix shall be deemed to be a reference to the recitals, clauses and appendix to this Agreement and shall form an integral part of this Agreement.

1.5    References to any statute or statutory provision include a reference to the statute or statutory provision as from time to time amended, extended or re-enacted.

1.6    Reference in this Agreement to Lonza shall, unless repugnant to the subject or context thereof, include its Affiliates, successors and assigns.

2.    Supply of System Know-How
2.1    Unless previously supplied by Lonza under a separate agreement, Lonza shall, if requested by Licensee in writing, supply further System Know-How as required by Licensee solely for regulatory purposes (and which shall, when permitted and at Lonza’s sole discretion, only be supplied directly to the regulatory agency by Lonza). Any such System Know-How provided hereunder (together with all other applicable components of the System previously received by Licensee) shall be used strictly in accordance with the terms of this Agreement.

2.2    Should any transportation of the System be arranged by Lonza on behalf of Licensee, such transportation shall be made at sole risk of the Licensee. The Licensee shall indemnify Lonza against all losses, expenses, demands, claims, actions, judgments,

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assessments, damages, liabilities, fines, penalties, costs and fees incurred by Lonza by reason of such transportation.

3.    Ownership of Property and Intellectual Property

3.1    Save for any Intellectual Property Rights licensed to Lonza, it is hereby acknowledged and agreed that, as between the Parties, any and all property and Intellectual Property Rights in the System is vested in Lonza. Similarly, it is hereby acknowledged as between the Parties any and all Intellectual Property Rights in the Product and any gene proprietary to Licensee (or any of its licensors or sublicensees) inserted into the System, or used with the System, for the purpose of producing Product is vested in Licensee (or its applicable licensors and sublicensees), to the extent that this is severable from and does not disclose, infringe or reveal any Intellectual Property Rights of Lonza.
4.    Licences

Commercial Activities Licence

4.1    Lonza hereby grants to Licensee on the Effective Date a worldwide non-exclusive licence under the System (with the right to sublicence, subject to Clause 4.2 below) to market, sell, offer for sale, distribute, import and export Product in the Territory ("Commercial Activities").

4.2    Subject to the provisions of this Clause 4.2 and the terms and conditions of this Agreement, Licensee shall be entitled to grant a sublicence to the rights granted by Clause 4.1 (each a “Commercial Activities Sublicence”) to any one or more Third Parties for the purposes of any such Third Party undertaking Commercial Activities for or on behalf of Licensee (each a “Commercial Activities Sublicensee”) provided always:

4.2.1    Licensee shall ensure such Commercial Activities Sublicensee’s use of the Product is undertaken solely for undertaking Commercial Activities for or on behalf of Licensee; and

4.2.2    The Commercial Activities Sublicensee shall not, by virtue of this Agreement, be granted any right or licence, either express or implied, to the System, other than for undertaking Commercial Activities for or on behalf of Licensee. Licensee agrees to ensure that such Commercial Activities Sublicensee shall not assign, transfer, further sublicense [***] or otherwise make over the benefit or the burden of the rights granted to it pursuant to the Commercial Activities Sublicence ; and

4.2.3    Licensee shall notify Lonza in writing within [***] days of granting a Commercial Activities Sublicence under this Agreement.

4.2.4[***].

Manufacturing Activities Licence:

4.3    Lonza hereby grants to Licensee on the Effective Date a non-exclusive licence under the System, (with the right to sublicence, subject to Clause 4.4 below) to use, develop and manufacture Product (including any regulatory filings for Product and support related thereto) at: (i) Licensee’s premises located in the Approved Territory (and notified in writing to Lonza prior to commencement of manufacturing); (ii) a

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Manufacturing Sublicensee’s premises (subject to Clauses 4.4.3 and 4.4.4 below), or (iii) such other premises approved in writing by Lonza under the terms of this Agreement (“Manufacturing Activities”).

4.4    Subject to the provisions of this Clause 4.4 and the terms and conditions of this Agreement, Licensee shall be entitled to grant a sublicence to the rights granted by Clause 4.3 (each a “Manufacturing Sublicence”) to any one or more Third Parties for the purposes of any such Third Party undertaking Manufacturing Activities for or on behalf of Licensee (each a “Manufacturing Sublicensee”) provided always:

4.4.1    Licensee shall require and procure that such Manufacturing Sublicensee’s use of the System, and Lonza’s Intellectual Property Rights (subject always to Clause 4.6) is undertaken solely for undertaking Manufacturing Activities for or on behalf of Licensee; and

4.4.2    The Manufacturing Sublicensee shall not, by virtue of this Agreement, be granted any right or licence, either express or implied, under any patent or proprietary right vested in Lonza or otherwise, to use the System, Lonza’s Intellectual Property Rights or the Product other than for undertaking Manufacturing Activities for or on behalf of Licensee. Licensee agrees to require and procure that such Manufacturing Sublicensee shall not assign, transfer, further sublicense or otherwise make over the benefit or the burden of the rights granted to it pursuant to this Agreement; and

4.4.3    Prior to the grant of any Manufacturing Sublicence pursuant to this Clause 4, subject to Clause 4.4.4 below, Licensee shall obtain the written consent of Lonza (such consent not to be unreasonably withheld, conditioned or delayed) to the grant of such sublicence. It is agreed between the Parties that Lonza shall be considered to be reasonably withholding its consent if it holds commercial concerns as to protection of its Intellectual Property Rights and confidentiality should Lonza’s Intellectual Property Rights be sub-licensed to the proposed Manufacturing Sublicensee. The Licensee shall notify Lonza in writing within [***] days of granting each Manufacturing Sublicence under this Agreement (including pursuant to Clause 4.4.4 below); and

4.4.4    [***] Notwithstanding Clause 4.4.3, Lonza hereby grants its consent to the grant of a Manufacturing Sublicence by Licensee to [***] (in each case as Third Party Manufacturers for the purposes of Clause 5). For the avoidance of doubt:

(a)such consent shall extend only to the location and pre-approved activities of [***], save as otherwise approved in writing by Lonza;

(b)at the time of notifying Lonza of any Manufacturing Sublicence granted to [***], such notice shall include: (i) details of the Manufacturing Activities to be performed by [***] and materials to be transferred (save as set out in Appendix 2); and (ii) the full name of the legal entity engaged, following which the Parties shall formally update Appendix 2; and

(c)in connection with the Manufacturing Sublicence executed with [***] as set out in Appendix 2 [***]. Licensee shall pay Lonza the annual payment of [***] in accordance with Clause 5.1.4.1 below, with such fee being first payable within [***] days of the Effective Date of this Agreement and thereafter on each anniversary of such date during the course of the [***] Sublicence.

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4.4.5    Within [***] days following termination or expiry of this Agreement or Licensee’s arrangements with any such Manufacturing Sublicensee (whichever occurs earlier), Licensee shall confirm in writing to Lonza that Transfected Cell Lines and Licensed Know-How (including materials provided to Manufacturing Sublicensee relating directly or indirectly to the System) are destroyed and/or returned to Licensee.

Activities Performed Prior to Effective Date

4.5    Notwithstanding Clauses 4.1 and 4.3 above, Licensee has carried out certain activities in connection with the development and/or manufacture of Product prior to the Effective Date (including, without limitation, those activities set out in Appendix 3) (the “Product Development Activities”). [***]:

4.5.1    Licensee hereby acknowledges that it shall remain fully responsible and liable for the acts and omissions of any and all Third Parties used in connection with the Product Development Activities [***], in each case whether occurring before, on or after the Effective Date; and

4.5.2    Licensee shall indemnify Lonza against all costs, expenses, claims, loss, or damage incurred or suffered by Lonza, or for which Lonza may become liable, [***] related to Product Development Activities (in each case whether occurring before, on or after the Effective Date).

General Licence Restrictions (Commercial Activities and Manufacturing Activities)

4.6    Any Manufacturing Sublicence or Commercial Activities Sublicence granted by Licensee shall be granted expressly subject to the terms of this Agreement, and it shall be Licensee’s responsibility to ensure the strict adherence by each Manufacturing Sublicensee and Commercial Activities Sublicensee hereunder to the terms and conditions of this Agreement. Licensee shall be responsible and liable for the acts or omissions of each Manufacturing Sublicensee and Commercial Activities Sublicensee herein and Licensee shall indemnify Lonza against all costs, expenses, claims, loss or damage incurred or suffered by Lonza, or for which Lonza may become liable arising out of any act or omission of any Sublicensee, including any product liability claim relating to Product manufactured, supplied or put into use by the Sublicensee.

4.7    Notwithstanding any other provision, Licensee shall not transfer the Cell Lines and/or Vectors to any Third Party without Lonza’s prior and express written consent, provided, however, that Licensee is allowed to transfer the Transfected Cell Lines to a Manufacturing Sublicensee for the purposes of and subject to Clause 4.4. Licensee shall not transfer any Licensed Know-How without prior written approval by Lonza, which shall only be granted to the extent strictly required for Manufacturing Activities.

4.8    Licensee hereby undertakes that it will neither reverse engineer nor make any modifications, adaptations or improvements to the System and/or Transfected Cell Lines (including for the avoidance of doubt but not by way of limitation inserting alternate cell lines and/or vectors) without Lonza’s prior written consent, except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation.

4.9    Licensee shall use the System only in accordance with the licences granted under Clause 4, and shall not use, cause the use of or permit to be used the System for any purpose not directly authorised by this Agreement.

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4.10    The provisions of Clauses 4.1 to 4.9 shall continue to apply with respect to: (i) [***] and (ii) [***].

4.11    No licence is granted save as expressly provided herein and no licence in addition thereto shall be deemed to have arisen or be implied by way of estoppel or otherwise.

Additional Licensee Obligations

4.12    Licensee shall notify Lonza within [***] of when Product changes its phase of clinical trial and/or when it is first offered for commercial sale.

4.13    Licensee shall obtain at its own expense all licences, permits and consents necessary for the provision of Product in the Territory.

4.14    Licensee acknowledges and agrees that the exercise of the licence granted to the Licensee under this Agreement is subject to all applicable laws, enactments, regulations and other similar instruments in the Territory, and the Licensee understands and agrees that it shall at all times be solely liable and responsible for such due observance and performance.
5.    Payments

5.1    In consideration of the licences and consents granted to Licensee pursuant to Clauses 4.1, 4.3 and 4.5 above, and in consideration for the right to sublicence the rights granted by Clauses 4.1 and 4.3 (pursuant to Clauses 4.2 and 4.4 respectively), Licensee shall pay Lonza as follows:

5.1.1    in consideration of the Product Development Activities, an up-front payment of [***] within [***] of the Effective Date;

5.1.2    in respect of Product manufactured by Lonza, a royalty of [***] percent of Net Sales;

5.1.3    where [***] manufactures Product (whether for clinical or commercial purposes):

5.1.3.1    a payment of [***] due annually during the course of this Agreement, and being first payable upon [***] and thereafter on each anniversary of such date; and

5.1.3.2    a royalty of [***] percent of Net Sales of Product.

5.1.4    where any person or entity other than [***] manufactures Product (whether for clinical or commercial purposes) (“[***]”):

5.1.4.1    a payment of [***] per sublicence due annually during the course of such sublicence (irrespective as to the years of manufacture), and being first payable on the commencement date of the relevant sublicence; and

5.1.4.2    a royalty of [***] of Net Sales of Product.

5.2    Any royalties due under this Clause 5 shall be required in each country in the Territory on a country-by-country basis until [***] from the First Commercial Sale of the Product in that particular country (the “Royalty Term”). For the avoidance of doubt, upon expiration of a Royalty Term in any individual country, all other terms and conditions of this Agreement shall remain in full force and effect.

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5.3    The provisions of this Clause 5 shall remain in effect notwithstanding termination or expiry of this Agreement until the settlement of all subsisting claims by Lonza.

6.    Royalty Procedures

6.1    Licensee shall, and shall ensure that its Sublicensees shall, keep true and accurate records and books of account containing all data necessary for the calculation of royalties payable to Lonza. Such records and books of account shall, upon reasonable notice having been given by Lonza (which in no event shall be [***] prior notice), be open upon prior written notice at mutually agreeable and reasonable times during regular business hours for inspection by independent auditors selected by Lonza and reasonably acceptable to Licensee. Such independent auditors shall agree to maintain the confidentiality of the information and materials disclosed during the audit on terms and conditions no less restrictive than the terms and conditions set forth in Clause 8. Any such audit shall be conducted in a manner that does not interfere unreasonably with the operations of Licensee’s business. Lonza may perform an audit [***] each calendar year. Each audit shall begin upon the date specified by Lonza and shall be completed as soon as reasonably practicable. Lonza shall pay the costs of the independent auditors conducting such audit, unless the results of the audit reveal an underpayment of [***] or more by Licensee, in which case, Licensee shall pay the reasonable costs of the independent auditors. If an audit concludes that an overpayment or underpayment has occurred during the audited period, such payment shall be remitted by the Party responsible for such payment to the other Party within [***] after the date such auditor’s written report identifying the overpayment or underpayment is delivered to the Party responsible for such payment.

6.2    Licensee shall prepare a statement in respect of each calendar quarter which shall show for the immediately preceding quarter details of the sales of Product on a country-by-country basis, including a full list of all of the permitted deductions which have been applied by Licensee when calculating the Net Sales from the gross sales, and the royalty due and payable to Lonza thereon.

    Such statement shall be submitted to Lonza within [***] after the end of the calendar quarter to which it relates, together with a remittance for the royalties due to Lonza to which Lonza shall issue a receipted invoice in return.

6.3    All sums due under this Agreement:

6.3.1    shall be paid in [***] to Lonza.

6.3.2    [***]

6.4    To the extent that Licensee reports Net Sales otherwise than in [***] then royalty payments due to Lonza shall be first calculated in the local currency in which Net Sales are reported and then shall be converted to a [***] value at the rate of exchange first published in the [***].

6.5    Where Lonza does not receive payment of any sum by the due date, Lonza shall, provide Licensee of written notice of same. In the event that Licensee fails to make such payment within [***] of such notice, then interest shall accrue thereafter on the sum due and owing to Lonza at the rate of [***] over the base rate from time to time of National Westminster Bank plc, interest to accrue on a day-to-day basis without prejudice to Lonza’s right to receive payment on the due date.

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7.    Liability and Warranties,

7.1    The Licensee hereby acknowledges: (i) this is a licence to the Licensed Know-How and not to any other Lonza Intellectual Property Rights; and (ii) that in order to exploit the rights granted herein the Licensee may require licences under Lonza patent rights or under Third Party patent rights (including those vested in Affiliates of Lonza) that may be infringed by the use by the Licensee of the rights licensed herein. It is hereby agreed that it shall be the Licensee's responsibility to satisfy itself as to the need for such licences and if necessary to obtain such licences; provided that where any such patent rights vested in Lonza or its Affiliates would prevent the Licensee and its Sublicensees from operating the System as permitted by the terms of this Agreement, then such patent rights shall be automatically included within the Intellectual Property Rights licensed to Licensee hereunder.

7.2    The Licensee warrants [***] that: (i) the Licensed Know-How (and all other Confidential Information of Lonza) has at all times been kept strictly confidential by Licensee and that any Third Parties to whom Licensee disclosed any Licensed Know-How are subject to written obligations of confidentiality that are no less restrictive to the terms hereof; (ii) any System Materials and/or Transfected Cell Lines received by Licensee prior to the Effective Date have been used for the sole, limited purpose of Product Development Activities and any Third Parties to whom System Materials and/or Transfected Cell Lines were disclosed by Licensee are subject to written obligations restricting use to Product Development Activities; (iii) it has not done (or otherwise authorised any Third Party to do) anything that would adversely impact the System; (iv) any and all tangible elements of the System (including Transfected Cell Line(s)) have been destroyed or otherwise returned to Licensee by any Third Parties, save as set out in Appendix 2; and (v) that it has the authority enter into this Agreement in respect of the Product and to exercise the Commercial Activities Licence and Manufacturing Activities Licence.

7.3    Each Party (“Indemnifying Party”) shall indemnify and hold harmless the other Party and its Affiliates, and their respective directors, officers, employees and agents (each an “Indemnified Party”) at all times in respect of any and all losses, damages, costs and expenses (collectively “Losses”) suffered or incurred as a result of any contractual, tortious or other claims or proceedings by Third Parties (collectively “Third Party Claims”) against Indemnified Party arising out of the Indemnifying Party’s breach of this Agreement, including breach of representations or warranties, violation of applicable law, negligence or wilful misconduct; provided that with respect to any Third Party Claim for which each Party is entitled hereunder to seek indemnification from the other Party, each Party as the Indemnifying Party shall indemnify the other Party for its Losses only to the extent of the Indemnifying Party’s relative responsibility for the facts underlying the Third Party Claim.

7.4    With respect to product liability claims or proceedings, the following shall apply: (a) except to the extent provided in (b) below, Licensee shall indemnify and hold harmless Lonza, its Affiliates and their respective officers, employees and agents at all times in respect of any and all losses, damages, costs and expenses suffered or incurred as a result of any tortious claims or proceedings of death or bodily injury relating to the Product, and (b) Lonza shall indemnify and hold harmless Licensee, its Affiliates and their respective directors, officers, employees and agents at all times in respect of any and all losses, damages, costs and expenses suffered or incurred as a result of any tortious claims or proceedings of death or bodily injury relating to the Product to the extent such claims or proceedings result directly from defects in the Cell Lines and Vectors.

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7.5    Any condition or warranty other than those relating to title which might otherwise be implied or incorporated within this Agreement by reason of statute or common law or otherwise is hereby expressly excluded.

7.6    If an Indemnified Party intends to seek indemnification under this Agreement:
(a)    the Indemnified Party will notify the Indemnifying Party in writing promptly upon becoming aware of any claim, provided that the failure by an Indemnified Party to give such notice will not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that the Indemnifying Party is actually prejudiced as a result of such failure to give notice;
(b)    The Indemnified Party will not settle or compromise any claim without the prior written consent of the Indemnifying Party, and the Indemnifying Party will not settle or compromise any claim in any manner which would have an adverse effect on the Indemnified Party’s interests, without the prior written consent of the Indemnified Party, which consent, in each case, will not be unreasonably withheld, conditioned or delayed;
(c)    The Indemnified Party will reasonably cooperate with the Indemnifying Party at the Indemnifying Party’s expense and will (where free and reasonably able to do so) make available to the Indemnifying Party all pertinent information under the control of the Indemnified Party that is reasonably required by the Indemnifying Party for the conduct of such claim, which information will be subject to Clause 8; and
(d)     the Indemnified Party shall take all reasonable steps to mitigate a loss it may suffer or incur as a result of an event that may give rise to a claim under such indemnity.
7.7    EXCEPT FOR EITHER PARTY’S BREACH OF CLAUSE 8 HEREOF, SUBJECT TO CLAUSE 7.8, IN NO EVENT SHALL EITHER PARTY AND/OR THEIR RESPECTIVE AFFILIATES BE LIABLE TO THE OTHER PARTY, THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, EMPLOYEES AND AGENTS WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT WHETHER IN CONTRACT IN TORT IN NEGLIGENCE OR FOR BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY LOSS OF PROFITS, OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES.

7.8    Nothing in this Agreement shall exclude or limit the liability of either Party for fraud or for death or personal injury caused by its negligence or for wilful or deliberate breach of this Agreement or for any other liability that may not be limited or excluded as a matter of law.

8.    Confidentiality

8.1    Licensee expressly acknowledges that:

8.1.1    Confidential Information disclosed by Lonza pursuant to this Agreement is supplied in circumstances imparting an obligation of confidence and Licensee shall keep such Confidential Information secure, secret and confidential and undertakes to respect Lonza’s proprietary rights therein and to use the same for the sole purpose of this Agreement;

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8.1.2    it shall not during the period of this Agreement or at any time for any reason whatsoever, disclose, cause or permit to be disclosed such Confidential Information to any Third Party other than its Representatives (where permitted in accordance with Clause 8.3 below) or its Sublicensees hereunder, in each case for use in accordance with and subject to the terms of this Agreement;

8.1.3    Licensee shall procure that (save as otherwise permitted under this Clause 8) only its and its Sublicensee’s employees, officers and/or directors hereunder shall have access to Lonza’s Confidential Information and then only on a need to know basis and that all such employees, officers and/or directors shall be informed of their secret and confidential nature and shall be subject to written obligations of confidentiality no less restrictive than the terms herein. Licensee shall immediately notify Lonza if it becomes aware of any unauthorised use or disclosure of Lonza’s Confidential Information (whether occurring before, on or after the Effective Date).

8.2    Lonza expressly acknowledges and undertakes that:

8.2.1    any Confidential Information disclosed by the Licensee to Lonza pursuant to this Agreement is disclosed in circumstances imparting an obligation of confidence and Lonza shall keep such Licensee's Confidential Information secure, secret and confidential and undertakes to respect Licensee’s proprietary rights therein and to use the same for the sole purpose of this Agreement;

8.2.2    it shall not during the period of this Agreement or at any time for any reason whatsoever disclose and/or cause and/or permit to be disclosed such Licensee's Confidential Information to any Third Party, except to its contractors or professional advisers who need to know such Confidential Information in connection with Lonza’s exercise or performance of its rights and obligations under this Agreement, or to its Representatives (where permitted in accordance with Clause 8.3 below); and

8.2.3    Lonza shall procure that its employees, officers and/or directors shall have access to Licensee’s Confidential Information only on a confidential and need-to-know basis and Lonza shall notify Licensee if it becomes aware of any unauthorised use or disclosure of Licensee’s Confidential Information.

8.3    Each Party will restrict the disclosure of the terms of this Agreement to its Representatives who have been informed of the confidential nature of the same and who have a need to know such terms. Prior to disclosure to such persons, the disclosing Party shall bind its Representatives to confidentiality and non-use obligations no less stringent than those set forth herein. The receiving Party shall notify the disclosing Party as promptly as practicable of any unauthorized use or disclosure. To the extent that either Party wishes to disclose any other Confidential Information to any of its Representatives, save as expressly permitted by this Clause 8, this shall be subject to obtaining the prior written consent of the other Party. The receiving Party shall be responsible for breaches of this Agreement as if the breach were a breach by receiving Party.

8.4    The obligations of confidence referred to in this Clause 8 shall not extend to any information which the receiving Party demonstrates with competent proof:

8.4.1    is or shall become generally available to the public otherwise than by reason of a breach by the recipient Party (or its Representatives, as applicable) of such information of the provisions of this Clause 8;

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8.4.2    is known to the recipient Party of such information and is at its free disposal prior to its receipt from the other;

8.4.3    is subsequently disclosed to the recipient Party without obligations of confidence by a Third Party owing no such obligation of confidentiality to the disclosing Party; or

8.4.4    can be demonstrated by competent written evidence as having been independently developed by the recipient of the information in question without use or reference to the information of the disclosing Party.

8.5    Permitted Uses. Notwithstanding the foregoing it is acknowledged between the Parties that a receiving party may be required to disclose Confidential Information of the disclosing party to the extent such disclosure by the receiving party is required pursuant to a valid order of a court of competent jurisdiction or as otherwise required by applicable law (including any statutory, regulatory or similar legislative requirement applicable to the production of Product). In such circumstances the disclosing Party will, to the extent legally permissible, inform the other Party prior to disclosure being made as to the nature of the required disclosure, shall only make the disclosure to the extent legally required and shall seek to impose obligations of secrecy wherever possible. Notwithstanding such disclosure such Confidential Information shall otherwise remain subject to this Clause 8.

8.6    Each Party expressly agrees that any breach or threatened breach of the undertakings of confidentiality provided hereunder by a Party may cause irreparable harm to the other Party (“Non-Breaching Party”) and that money damages may not provide a sufficient remedy to the Non-Breaching Party for any breach or threatened breach. In the event of any breach and/or threatened breach, then in addition to all other remedies available at law or in equity, the Non-Breaching Party shall be entitled to seek injunctive relief and any other relief deemed appropriate by the Non-Breaching Party.
9.    Intellectual Property Enforcement

9.1    Lonza hereby undertakes and agrees that at its own cost and expense it will pursue, as determined by Lonza in its commercially reasonable discretion, all necessary actions against any Third Party that Lonza reasonably believes is infringing, misappropriating or violating any Lonza Intellectual Property Rights.

9.2    Licensee shall promptly notify Lonza in writing of any known infringement or improper or unlawful use of or of any challenge to the validity of the Licensed Know-How. Lonza undertakes and agrees to take all such steps and proceedings and to do all other acts and things as may in Lonza’s sole discretion be necessary to restrain any such infringement or improper or unlawful use or to defend such challenge to validity and Licensee shall permit Lonza to have the sole conduct of any such steps and proceedings including the right to settle them whether or not Licensee is a party to them; provided that, Lonza will take commercially reasonable steps to account for Licensee’s interests under this Agreement when settling such matters.
10.    Term and Termination

10.1    This Agreement shall commence on the Effective Date and shall continue in full force and effect in each country of the world unless terminated earlier in accordance with the provisions of this Clause 10 or Clause 13.

10.2    Licensee may terminate this Agreement by giving [***] notice in writing to Lonza.

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10.3    Either Lonza or Licensee may terminate this Agreement forthwith by notice in writing to the other upon the occurrence of any of the following events:

10.3.1    if the other commits a material breach of this Agreement which is irremediable or (in the case of a breach capable of remedy) shall not have been remedied within [***] of the receipt by the other of a notice identifying the breach and requiring its remedy; or

10.3.2    if the other is unable to pay its debts or enters into compulsory or voluntary liquidation (other than for the purpose of effecting a reconstruction or amalgamation in such manner that the company resulting from such reconstruction or amalgamation if a different legal entity shall agree to be bound by and assume the obligations of the relevant Party under this Agreement) or compounds with or convenes a meeting of its creditors or has a receiver or administrator appointed over all or any part of its assets or takes or suffers any similar action in consequence of a debt, or ceases for any reason to carry on business.

10.4     Without prejudice to any rights that have accrued under this Agreement or any of its rights or remedies, Lonza may terminate this Agreement immediately by giving written notice to Licensee if:

10.4.1    subject to Clause 8.4, the Licensee contests the secret or substantial nature of the Licensed Know-How; or.

10.4.2    there is a change of control of Licensee (within the meaning of section 1124 of the Corporation Tax Act 2010) in circumstances where:

(a)[***]; or

(b)[***].

10.5    If this Agreement is terminated under this Clause 10 or Clause 13, any and all licences and sublicences granted hereunder shall terminate with effect from the date of termination and Licensee shall destroy (or otherwise procure the destruction of) all System Materials, Transfected Cell Lines and Product and all Confidential Information which is provided by Lonza (including all Know-How, all System Know-How) forthwith and shall certify such destruction immediately thereafter in writing to Lonza; provided, however, that the Licensee and Sublicensees shall have the right to sell or otherwise dispose of all Product then on hand, subject to the payment of royalties and the other terms of this Agreement.

10.6    Termination for whatever reason or expiration of this Agreement shall not affect the accrued rights of the Parties arising in any way out of this Agreement as at the date of termination. The right to recover damages against the other and all provisions which are expressed to survive this Agreement shall remain in full force and effect.

10.7    The terms of Clauses 3, 4.6 to 4.9 (subject always to the consequences of termination in Clause 10.5), 5, 6, 7, 8, 10, 11 and 12, and any definitions required to interpret the foregoing shall survive expiration or termination of this Agreement for whatever reason.
11.    Assignment

11.1    Subject to Licensee’s rights to sublicence in accordance with Clause 4 and subject to Clauses 11.2 and 11.3 below, neither Party shall be entitled to assign, transfer, charge or in any way make over the benefit and/or the burden of this Agreement without the

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prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed).

11.2    Licensee shall have the right to assign or otherwise transfer this Agreement (upon giving prior written notice to Lonza) to: [***].

11.3    Lonza shall be entitled without the prior written consent of the Licensee to assign, transfer, charge, sub-contract, deal with or in any other manner make over the benefit and/or burden of this Agreement (i) to an Affiliate or (ii) to any joint venture company of which Lonza is the beneficial owner of at least fifty percent (50%) of the issued share capital thereof or (iii) to any company with which Lonza may merge or (iv) to any company to which Lonza may transfer its assets and undertaking; provided that Lonza provides Licensee with prompt written notice of same.

11.4    This Agreement shall be binding upon the successors and assigns of the parties and the name of a Party appearing herein shall be deemed to include the names of its successors and assigns provided always that nothing herein shall permit any assignment by either Party except as expressly provided herein.
12.    Governing Law and Dispute Resolution

12.1    This Agreement shall be governed by and construed in accordance with the laws of England and Wales without regard to any conflicts of laws principles.

12.2    Either Party may submit a notice to the other Party describing in detail the existence of any disputes, controversies or differences concerning the validity, interpretation, or construction of, compliance with, or breach of this Agreement (each a “Dispute Notice”), and in such event such dispute shall be promptly presented to a nominated executive officer of each Party for resolution. Such executive officers shall meet (whether by video conference or in person) to discuss in good faith a resolution of such dispute within [***] days after receipt by the other Party of such Dispute Notice (or such other extended period as mutually agreed in writing by the Parties). If the matter is not resolved to the satisfaction of both Parties within [***] days following the meeting of the executive officers, then either Party may invoke the provisions of Clause 12.3 for any dispute. For the avoidance of doubt: (i) nothing in this Clause 12.2 shall prevent a Party immediately commencing action under Clause 12.3 (including for the purposes of emergency relief) where necessary to avoid immediate and irreparable harm; and (ii) this Clause 12.2 is without prejudice to a Party’s right to terminate the Agreement in accordance with Clause 10.

12.3    Any dispute that is not resolved pursuant to Clause 12.2, shall be referred to and finally resolved by binding arbitration under the London Court of International Arbitration (LCIA) Rules, which Rules are deemed to be incorporated by reference into this Clause, by a panel of [***] arbitrators appointed in accordance with the said Rules. The seat, or legal place of arbitration shall be London, England and the arbitration shall be conducted in the English language. Each arbitrator shall be conflict-free and decisions of the panel of arbitrators shall be final and binding on the Parties. The arbitration proceeding shall be confidential, and the arbitrators shall issue appropriate protective orders to safeguard each Party’s Confidential Information. Except as required by applicable law, no Party shall make (or instruct the arbitrators to make) any public announcement with respect to the proceedings or decision of the arbitrators without prior written consent of the other Party. The existence of any dispute submitted to arbitration, and any award, shall be kept in confidence by the Parties and the arbitrators, except as required in connection with the enforcement of such award or as otherwise required by applicable law.

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13.    Force Majeure

    Neither Party shall be in breach of this Agreement if there is any total or partial failure of performance by it of its duties and obligations under this Agreement occasioned by any act of God (including without limitation, fire), act of government or state, war, civil commotion, insurrection, embargo, epidemic, terrorism or earthquake, prevention from or hindrance in obtaining any raw materials, energy or other supplies, labour disputes of whatever nature and any other reason beyond the reasonable control of that Party. If that Party is unable to perform its duties and obligations under this Agreement as a direct result of the effect of one of the reasons set out in this Clause 13 such Party shall give written notice to the other of such inability stating the reason in question, its anticipated duration, and any action taken to avoid or minimize its effect. The operation of this Agreement shall be suspended during the period (and only during the period) in which the reason continues. The suspension shall be of no greater scope and no longer duration than is necessary and the non-performing party shall use commercially reasonable efforts to promptly remedy its inability to perform and recommence performance. Forthwith upon the reason ceasing to exist the Party relying upon it shall give written notice to the other of this fact. If the reason continues for a period of more than [***] and substantially affects the commercial basis of this Agreement the Party not claiming under this Clause 13 shall have the right to terminate this Agreement by giving written notice of such termination to the other Party.

14.    Illegality

14.1    If any provision or term of this Agreement or any part thereof shall become or be declared illegal, invalid or unenforceable for any reason whatsoever including but without limitation by reason of the provisions of any legislation or other provisions having the force of law or by reason of any decision of any Court or other body or authority having jurisdiction over the Parties or this Agreement (including the EC Commission or the European Court of Justice, to the extent applicable):

(i)such provision shall, so far as it is illegal, invalid or unenforceable, be given no effect by the Parties and shall be deemed not to be included in this Agreement;

(ii)the other provisions of this Agreement shall be binding on the Parties as if such provision was not included therein; and

(iii)    the Parties agree to negotiate in good faith to amend such provision to the extent possible for incorporation herein in such reasonable manner as most closely achieves the intention of the Parties without rendering such provision invalid or unenforceable.
15.    Miscellaneous

15.1    This Agreement embodies and sets forth the entire agreement and understanding of the Parties and supersedes all prior oral and written agreements, representations, misrepresentations (where innocently or negligently made), understandings or arrangements relating to the subject matter of this Agreement (“Understandings”). Neither Party shall be entitled to rely on any Understandings which are not expressly set forth in this Agreement.

15.2    This Agreement shall not be amended, modified, varied or supplemented except in writing signed by duly authorised representatives of the Parties.

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15.3    No failure or delay on the part of either Party to exercise any right or remedy under this Agreement shall be construed or operated as a waiver thereof nor shall any single or partial exercise of any right or remedy under this Agreement preclude the exercise of any other right or remedy or preclude the further exercise of such right or remedy as the case may be. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

15.4    Except as required by law, the text of any press release or other communication to be published by or in the media whether of a scientific nature or otherwise and referencing this Agreement (or Lonza’s System and/or CDACF Version 9.1 System) shall require the prior written approval of Lonza and Licensee.

15.5    Neither Party hereto shall use the name, trademarks or logos of the other Party, its Affiliates or their employees in any press release, publicity, advertising, or other disclosure without prior written consent of the other Party hereto, except as required under applicable regulations, by governmental agency or by the rules of any stock exchange on which the securities of the disclosing Party are listed (but provided always that the disclosing Party seeks prior approval to the manner in which such name, trademarks or logos will be used, not to be unreasonably withheld or delayed).

15.6    Each of the Parties shall be responsible for its respective legal and other costs incurred in relation to the preparation of this Agreement.

15.7    The Parties do not intend that any term hereof should be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999, or by any other statute or common-law principle, by any person who is not a party to this Agreement.

15.8    Counterparts. This Agreement may be executed in two (2) or more duplicate originals, all of which together shall be deemed one and the same instrument. Execution of this Agreement by facsimile, by email in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement, as applicable, shall be binding to the same extent as physical delivery of the paper document bearing original signature.

16.    Notice

16.1    Any notice or other document to be given under this Agreement shall be in writing and shall be deemed to have been duly given if: (i) delivered by registered post or a reputable overnight courier service of national standing for next day delivery (with charges prepaid), , or (ii) delivered by email to a Party, or (iii) delivered in person to a Party. Notices shall be given at the address (or e-mail address) set out below for such Party or such other address/e-mail as the Party may from time to time designate by written notice to the other(s):

Address of Lonza
Lonza Sales AG, Muenchensteinerstrasse 38 CH-4002, Basel, Switzerland

With a copy to:     Lonza Biologics Plc
    228 Bath Road, Slough, Berkshire SL1 4DX, UK
    Email: [***]
    For the attention of the Head of Legal Services

Address of Licensee
Acumen Pharmaceuticals, Inc.
427 Park Street, Charlottesville, VA, 22902, United States
Email : [***]

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For the attention of: Chief Legal Officer

16.2    All such notices and documents shall be in the English language. Any such notice shall be deemed to have been received by the addressee:

(a)if sent by registered post or a reputable overnight courier service (providing proof of postage or delivery), on the fifth (5th) business day after posting or following the date of delivery to such courier service;

(b)if delivered by hand, at the time of such delivery; or

(c)if sent by email, at the time of transmission, or, if this time falls outside business hours (meaning 9.00am to 5.00pm Monday to Friday on a day that is not a public holiday in the place of receipt), when business hours resume.

To prove the giving of a notice or other document it shall be sufficient to show that it was dispatched.

[Signature Page Follows]

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AS WITNESS the hands of the duly authorised representatives of the Parties hereto

Signed for and on behalf of    ........../s/ Marc Augustin....................
LONZA SALES AG

    ..........Marc Augustin ..................... TITLE

Signed for and on behalf of    ........../s/ Albert Pereda....................
LONZA SALES AG

    .......... Albert Pereda...................... TITLE

Signed for and on behalf of    ........../s/ Daniel J. O’Connell...........
ACUMEN PHARMACEUTICALS, INC.

    ........ Daniel J. O’Connell.............. TITLE

Signed for and on behalf of    ......../s/ Matt Zuga..........................
ACUMEN PHARMACEUTICALS, INC.

    ..........Matt Zuga.......................... TITLE

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APPENDIX 1

VECTORS

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APPENDIX 2

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APPENDIX 3

ACTIVITIES PERFORMED ON PRODUCT PRIOR TO EFFECTIVE DATE

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APPENDIX 4

LICENSEE APPROVED AFFILIATES

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